UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2021

BlueLinx Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32383

(Commission File Number)

77-0627356

(I.R.S. Employer Identification No.)

1950 Spectrum Circle, Suite 300, Marietta, GA 30067

(Address of principal executive offices and zip code)

(770) 953-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

On October 25, 2021, BlueLinx Holdings Inc. (the “Company”) entered into an indenture (the “Indenture”) with the guarantors party thereto and Truist Bank, as trustee and collateral agent, in connection with the Company’s previously announced offering of $300,000,000 aggregate principal amount of its 6.000% Senior Secured Notes due 2029 (the “2029 Notes”).

The net proceeds from the issuance of the 2029 Notes will be used to repay borrowings under the Company’s revolving credit facility (the “ABL credit facility”).

The Company’s obligations under the 2029 Notes are guaranteed by the Company’s domestic subsidiaries that are co-borrowers under or guarantee the Company’s ABL credit facility. The 2029 Notes and the related guarantees are secured by a first-priority security interest in substantially all of the Company’s and each guarantor’s existing and future assets (other than receivables, inventory, deposit accounts, securities accounts, business interruption insurance and other related assets (the “ABL Collateral”)), subject to certain exceptions and customary permitted liens. The 2029 Notes and the related guarantees are also secured on a second-priority basis by a lien on the ABL Collateral. The 2029 Notes will mature on November 15, 2029. Interest on the 2029 Notes will be payable on May 15 and November 15 of each year, beginning on May 15, 2022.

The 2029 Notes will be redeemable, in whole or in part, at any time on or after November 15, 2024 at certain redemption prices. The redemption price for the 2029 Notes if redeemed during the twelve months beginning (i) November 15, 2024 is 103.000%, (ii) November 15, 2025 is 101.500%, and (iii) November 15, 2026 and thereafter is 100.000%. The Company may also redeem some or all of the 2029 Notes before November 15, 2024 at a redemption price of 100.0% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” premium. In addition, the Company may redeem up to 40.0% of the outstanding 2029 Notes before November 15, 2024 with the net cash proceeds from certain equity offerings at a price equal to 106.000% of the principal amount of the notes, plus accrued but unpaid interest, if any, to, but not including, the redemption date. Furthermore, the Company may redeem the 2029 Notes at any time and from time to time prior to November 15, 2024 during each of the three consecutive twelve month periods commencing on October 25, 2021 in an aggregate principal amount equal to up to 10.0% of the original aggregate principal amount of the 2029 Notes at a redemption price of 103.0%, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, the Company may be required to make an offer to purchase the 2029 Notes upon the sale of certain assets or upon a change of control.

The offering of the 2029 Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and the 2029 Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The 2029 Notes were sold to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, and non-U.S. persons outside the United States under Regulation S under the Securities Act.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 hereto and is incorporated by reference herein.

The Company issued a press release relating to the closing of the offering of the 2029 Notes. That press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference as if set forth in full.

Neither the press release nor this Current Report on Form 8-K is an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description
4.1	Indenture, dated as of October 25, 2021, by and among BlueLinx Holdings Inc., the guarantors party thereto and Truist Bank, as trustee and collateral agent

99.1	BlueLinx Holdings Inc. press release dated October 25, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2021

BLUELINX HOLDINGS INC.

By:	/s/ Shyam K. Reddy
Name:	Shyam K. Reddy
Title:	Chief Administrative Officer, General Counsel and Corporate Secretary